Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BellRing Brands, Inc. of our report dated November 22, 2019 relating to the financial statements of Active Nutrition (the combination of Premier Nutrition Company, LLC (formerly known as Premier Nutrition Corporation), Dymatize Enterprises, LLC and Active Nutrition International GmbH of Post Holdings, Inc.), which appears in BellRing Brands, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2019.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
May 15, 2020